Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Kaixin Auto Holdings (f/k/a CM Seven Star Acquisition Corporation) (the “Company”) of our report dated March 22, 2019, relating to the Company’s balance sheets as of December 31, 2018 and 2017 and the statements of operations, changes in shareholders’ equity and cash flows for the years ended, which appear in the Company’s Annual Report on Form 10-K.

/s/ UHY LLP

New York, New York

August 23, 2019